UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 15, 2005


                                    CPI CORP.
             (Exact name of registrant as specified in its charter)


        Delaware                       1-10204                   43-1256674
(State of Incorporation)      (Commission File Number)          (IRS Employer
                                                             Identification No.)


   1706 Washington Ave., St. Louis, Missouri                        63103
   (Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (314) 231-1575


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 OF FORM 8-K.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A.  CREDIT AGREEMENT:

         On April 15, 2005, CPI Corp. (the "Company") entered into that certain Credit Agreement (the "Credit Agreement") dated as of April 15, 2005, among the financial institutions that are or may from time to time become parties thereto and LaSalle Bank National Association, as administrative agent and arranger for the lenders.

         A copy of the Credit Agreement is attached as Exhibit 10.87 to the Company's Annual Report on Form 10-K for the fiscal year ended February 5, 2005 and is incorporated herein by reference. The following summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which you are encouraged to read.

         The Credit Agreement is a two-year, unsecured revolving credit facility in an amount up to $30 million, with a subfacility for letters of credit (in an amount not to exceed $10 million). The aggregate maximum principal amount of the revolver will be reduced to $25 million in February 2006 and $20 million in February 2007.

         The Company is the borrower under the Credit Agreement and its obligations are guaranteed by certain material direct and indirect domestic subsidiaries of the Company.

         Borrowings and letters of credit under the Credit Agreement bear interest, at the Company's option, at either the London Interbank Offered Rate ("LIBOR") plus a spread ranging from 2.0% to 2.5% or 0% to 0.25% over an alternative base rate. The alternative base rate is the greater of the LaSalle Bank National Association prime rate or the Federal Funds rate plus 0.50%. The Company is also required to pay a non-use fee of .25% to .5% and letter of credit feefees of 2.0% to 2.5%. The interest rate spread in each case is dependent on the Company's leverage ratio. Upon the occurrence and during the continuance of a default, unless the required lenders otherwise consent, the interest on obligations under the Credit Agreement will increase by two percent (2%) per annum. Interest is payable quarterly in arrears or at the end of the applicable LIBOR periods.

         The Credit Agreement contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include maintenance of minimum EBITDA (as defined in the Credit Agreement), total leverage ratio (consolidated total debt to trailing twelve month EBITDA, minimum net worth and a limitation on capital expenditures for any fiscal year. Other covenants include limitations on lines of business, additional indebtedness, liens and negative pledge agreements, incorporation of other debt covenants, guarantees, investments and advances, cancellation of indebtedness, restricted payments, modification of certain agreements and instruments, inconsistent agreements, leases, consolidations, mergers and acquisitions, sale of assets, subsidiary dividends, and transactions with affiliates.

         The Credit Agreement also contains customary events of default, including nonpayment of principal, interest, fees or other amounts; inaccuracy of representations and warranties; violation of covenants; certain bankruptcy events; cross-defaults to other material indebtedness; change of control of events; material judgments; certain ERISA-related events; and the invalidity of the loan documents (including the subsidiary guaranties). If an event of default occurs and is continuing under the Credit Agreement, the lenders may terminate their obligations thereunder and may require the Company and the subsidiary guarantors to repay all amounts thereunder.

B.  AMENDMENT TO NOTE PURCHASE AGREEMENTS

         On April 15, 2005, the Company amended its Note Purchase Agreements, each dated as of June 16, 1997 (the "Note Agreements"), among the Company, Prudential Insurance Company of America and The Guardian Life Insurance Company of America (the "Amendment'). A copy of the Amendments is attached as Exhibit
10.89 to the Company's Annual Report on Form 10-K for the fiscal year ended February 5, 2005 and is incorporated herein by reference. The following summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendment, which you are encouraged to read.

         The Amendment amended and added various covenants to make the covenants contained in the Note Agreements to be substantially similar to the covenants contained in the Credit Agreement described above.

         The Amendment amended the covenants in the Note Agreements relating to
(i) information as to the Company, (ii) books, records and inspections, (iii) prepayment relating to dispositions. The Amendment also added a covenant relating to further assurances to be made by the Company with respect to its guaranteed obligations under the Note Agreements.

         The Amendment also added the negative covenants with respect to the Company, which included the following: (i) limitations on the incurrence of debt, (ii) limitations on liens, (iii) limitations on operating leases, (iv) restrictions on payments to stockholders and purchases of securities (v) restrictions on mergers, consolidations, asset sales and other similar transactions, (vi) limitations on amendments to the charter, bylaws and other organizational documents of the Company in a manner that could reasonably be expected to materially adversely affect the interests of the holder of the Notes issued under the Note Agreements, and (vii) limitations on transactions with affiliates.

         The Amendment also added financial covenants with respect to the Company, including the following: (i) maintenance of a minimum EBITDA (as defined in the Amendment), (ii) maintenance of a Total Debt to EBITDA ratio described in the Amendment, (iii) maintenance of a minimum net worth, and (iv) a limitation of capital expenditures.

ITEM 2.03 OF FORM 8-K.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

  See Item 1.01 Entry into a Material Definitive Agreement with respect to the Credit Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CPI CORP.

                                     By:     /s/ Gary Douglas
                                           -------------------------------------
                                           Name:  Gary Douglas
                                           Title: Executive Vice President,
                                                  Finance and Chief Financial
                                                  Officer and Member of the
                                                  Office of the Chief Executive


Dated:  April 21, 2005